UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA		95110
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers.

On August 11, 2021, Quantum Corporation (“Quantum”) announced the appointment of John Hurley as Quantum’s Chief Revenue Officer effective immediately. Additionally, Elizabeth King will transition from her role as Quantum’s Chief Revenue Officer to Worldwide Leader of Field Operations, effective as of August 11, 2021, and Mrs. King will no longer be a Section 16 reporting officer.

Prior to Quantum, Mr. Hurley served as vice president at Cisco, global commercial segment. Mr. Hurley also spent several years overseeing Cisco's service provider business. Additionally, Mr. Hurley led transformational enterprise relationships with Cisco's largest enterprise customers in aerospace and automotive. He also served as Dell Technologies' area vice president, Midwest Global / Corporate Business Group, where he led regional sales directors and their teams to support multiple Fortune 100 customers. Mr. Hurley held leadership roles at transformational early-stage software companies, where he helped drive the businesses to successful acquisitions by industry leaders Microsoft and HP.

A copy of the press release announcing Mr. Hurley’s appointment is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

August 13, 2021	/s/ Brian E. Cabrera
(Date)	Brian E. Cabrera
Senior Vice President, Chief Legal & Compliance Officer, and Secretary